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                                STOCKHOLDER AGREEMENT

          This Agreement is made as of this January ___, 1995 between Valley Record Distributors, Inc., a California corporation ("Company), and Robert R. Cain ("Holder").

          WHEREAS, Holder has as of this date acquired 9,200 shares ("Shares") of the Common Stock of the Company in connection with Holder's termination of an award previously made to him pursuant to the Company's Stock Appreciation Rights Plan;

          WHEREAS, in partial consideration for the Shares, Holder has agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained herein, the parties hereby agree as follows:

          1. Holder may Transfer Shares only after compliance with this Agreement. The only Transfers of Shares ("Permitted Transfers") permitted prior to termination of Agreement without regard to the Company's rights of first refusal are as follows:

               (a) a Transfer by will or under the laws of descent and distribution; and

               (b) a Transfer by Holder to his ancestors, descendants or spouse (other than pursuant to a decree of divorce, dissolution or separate maintenance, a property settlement, or a separation agreement or any similar agreement or arrangement with a spouse, except for BONA FIDE estate planning purposes), or to a trust, partnership, custodianship or other fiduciary account for the benefit of Holder and/or such ancestors, descendants or spouse, including any Transfer in the form of a distribution from any such trust, partnership, custodianship or other fiduciary account to any of the foregoing permitted beneficiaries thereof.

Any prohibited Transfer is void and of no effect, and no purported transferee thereof will be recognized as a shareholder of the Company for any purpose whatsoever. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertakings or rights under this Agreement, or exercise any other legal or equitable remedy.

          2. It will be a condition to the Company transferring any Shares on its books and issuing a new stock certificate in the name of the transferee, or causing or allowing the Company's transfer agent to do so, that in the case of


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either a Permitted Transfer or the Company's failure or refusal to exercise its rights of first refusal under section 3 below:

               (a) the transferee of Shares will execute such documents as the Company may reasonably require to ensure that the Company's rights hereunder are adequately protected with respect to such Shares, including, without limitation, the transferee's agreement to be bound by all of the terms and conditions of this Agreement; and

               (b) the Company satisfies itself that such Transfer complies in all respects with the requirements imposed by applicable state or federal securities laws.

          3. If Shares are Transferred or are proposed to be Transferred, the Company will have an assignable right (but not an obligation) to purchase such Shares on the terms and conditions set out in this section 3. The right of first refusal under this section 3 will be exercisable only on an all-or-nothing basis as to any particular Transfer or proposed Transfer of Shares by the holder thereof. The transferor of any Shares subject to this section 3 will provide to the Company a notice of proposed Transfer (the "Transferor Notice") stating:
the number of Shares that the transferor proposes to Transfer and the transferor's BONA FIDE intention to Transfer such shares; the name(s) and address(es) of the transferor(s), the name and address of the transferee (and subsequently such other information regarding the transferee as the Company reasonably requests), and the original holder of the Shares (if other than the transferor); the manner and date of such proposed Transfer; and the BONA FIDE cash price and/or other consideration per Share, if any, that the transferee has offered to pay (the "Offered Price"). The Company may exercise its right of first refusal under this section 3 at any time not more than 30 days after the Company has received the Transferor Notice with respect to such Shares. The Company will exercise its right, if at all, by informing the transferor in writing of the Company's intention to do so, in a notice that specifies a closing date that is no more than 60 days (or such later date as the transferee may have offered or that the Transfer is otherwise scheduled to occur) after receipt of the Transferor Notice. In exercising its repurchase rights under this section 3, the Company will pay in cash at such closing, to be held at the Company's principal executive offices, a price equal to the Offered Price, subject to an appropriate adjustment to take into account any deferred payment terms and the risk of nonpayment of any future payments included in the Offered Price. If the Offered Price includes any non-cash consideration the value thereof for the purposes of this subsection shall be determined in good faith by the Board of Directors of the Company ("Board"). If the Transfer or proposed Transfer occurs other than in connection with a bona fide offer from a third party to purchase the Shares, including, without limitation, from any of the following circumstances, then the purchase price for the Shares being repurchased will be their Fair Market Value: an assignment of the Shares for the benefit of creditors of the transferor; a Transfer by operation of law, except in connection with a Permitted Transfer; an


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execution of judgment against the Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor; a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for BONA FIDE estate planning purposes) under which any Shares are Transferred or awarded to the spouse of the transferor or are required to be sold; or a Transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

          4. In addition to the rights set forth in section 3 above, the Company shall have the assignable right (but not the obligation), exercisable from and after the date that Holder ceases (for any reason) to be an employee or director of the Company or any subsidiary of the Company and prior to the date that is 120 days thereafter, to purchase from the then-current holder of any Shares any or all of such Shares for a purchase price that is equal to their Fair Market Value at the time of such termination of employment. The Company may elect to exercise such right by delivering a written notice to such holder of Shares, such notice specifying the date on which such repurchase will take place (which will be no more than 90 days after the giving of such notice). The purchase price shall be paid in the form of cash, including the Company's check, or, at the Company's election if the aggregate repurchase price exceeds $500,000, the Company's three year promissory note bearing interest at an annual rate equal to the greater of twelve percent or the prime rate (as reported in The Wall Street Journal) plus two percentage points.

          5. Holder represents, warrants and agrees that in addition to the restrictions contained herein (i) the Shares may only be transferred pursuant to registration under the Securities Act of 1933 ("1933 Act") or an exemption from such registration; (ii) the Company is under no obligation to register the Shares; (iii) Holder has acquired the Shares for his own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder.

          6. (a) Certificates representing the Shares will bear all legends required by law and necessary or appropriate to effectuate the provisions of this Agreement.

               (b) To the extent requested by the Company in connection with a firm commitment underwritten public offering of securities of the Company, Holder will: (i) not sell or otherwise transfer any such shares not included in such underwriting during the 180 day period (or such shorter or longer period as the underwriter may require of the principal security holders of the Company) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering; and
(ii) execute such


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instruments as the underwriter may reasonably require to evidence such agreement.

          7. Any notice to be given to the Company hereunder will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing.
Any notice to be given to Holder will be addressed to him at the address provided to the Company by Holder. Any such notice will be deemed to have been duly given if and when delivered personally or when enclosed in a properly sealed envelope, addressed as aforesaid, deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

          8. The Company may assign its rights hereunder to purchase the Shares to any person of whose identity Holder is notified in writing. This Agreement shall be binding upon and enforceable by the respective successors of the parties hereto.

          9. In the event of any change in the outstanding Common Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, the resultant number of shares of common stock or other securities held or received by Holder in respect of the shares originally constituting the Shares shall thereafter constitute the Shares, or additional Shares, as the case may be.

          10. This Agreement will terminate upon the first to occur of (i) the closing of a firm-commitment underwritten public offering of capital stock of the Company for an aggregate price to the public of $5,000,000 or more pursuant to an effective Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, or (ii) the mutual written consent of the Company and Holder.

          11. The following capitalized terms have the indicated meanings when used herein:

               (a)  "Fair Market Value" means, with respect to the Shares
(i) the most recent closing price of the Common Stock of the Company if the same trades on a securities exchange or is quoted on an automated system that reports closing sale prices, (ii) the average of the most recent "bid" and "asked" prices of the Common Stock of the Company if the same trades on an over-the-counter market that does not report closing sale prices, (iii) if neither (i) or (ii) are applicable, a price based on the most recent private sale of the Common Stock of the Company in a negotiated arm's length transaction or based on the most recently completed valuation of the Stock performed for the Company's Employee Stock Ownership Plan, in either case as determined by the Board with such adjustments from either of such prices as the Board determines in good faith to be appropriate in light of


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events or results occurring subsequent to such private sale or valuation, as the case may be.

               (b) "Transfer," with respect to Shares, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of those shares, including without limitation an assignment for the benefit of creditors of the transferor, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against those shares or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse under which a part or all of the Shares are transferred or awarded to the spouse of the transferor or are required to be sold; or a transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

          In witness whereof, the parties have set their hands as of the date first above written.


                                        VALLEY RECORD DISTRIBUTORS, INC.


                                        By: /s/ Valley Record Distributors
                                           ---------------------------------

                                            /s/ Robert R. Cain
                                           ---------------------------------
                                            Robert R. Cain


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